Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K as it relates to Washington Energy Company and Washington Natural Gas Company (the Companies), into Puget Sound Energy, Inc.'s previously filed Registration Statement File Nos. 33-26818, 33-27396, 333-41113, 333-41157, 333-23393 and 333-65053. It should be noted that we have not audited any financial statements of the Companies subsequent to September 30, 1996 or performed any audit procedures subsequent to the date of our report.

                                                            Arthur Andersen LLP

Seattle, Washington,
March 15, 1999